Exhibit 10.10

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is made as of February 19, 2008 (the “Effective Date”), by and among PRIMORIS CORPORATION, a Nevada corporation (the “Company”), ARB, INC., a California corporation and wholly owned subsidiary of the Company (“Subsidiary”), ARB ECUADOR LTDA, an indirect subsidiary of the Company (“Ecuador”), ALBERT MORTEBOY, an individual (“Morteboy”), and RHAPSODY ACQUISITION CORP., a Delaware Corporation (“Rhapsody”).

RECITALS

A. Subsidiary and Morteboy are parties to that certain Deferred Compensation Agreement dated June 2, 2000 (the “Deferred Compensation Agreement”).

B. The Company intends to merge (the “Merger”) with and into Rhapsody with Rhapsody as the surviving corporation pursuant to that certain Agreement and Plan of Merger by and among Rhapsody, the Company and certain shareholders of the Company (the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

C. The Company, Subsidiary, Ecuador, Morteboy and Rhapsody desire to, contingent upon consummation of the Merger, terminate the Deferred Compensation Agreement. In consideration of such termination, Rhapsody desires to issue to Morteboy Seventy Thousand Two Hundred (70,200) shares of common stock of Rhapsody (the “Rhapsody Shares”). In addition, at the Closing, Ecuador desires to pay to Morteboy Two Hundred Ninety-Five Thousand Two Hundred Nineteen Dollars ($295,219) (the “Payment”).

AGREEMENT

NOW, THEREFORE, the parties do hereby agree as follows:

1. Termination. Effective upon consummation of the Merger, the parties hereto agree that the Deferred Compensation Agreement shall be terminated, by mutual agreement and without liability to Subsidiary or Morteboy, and shall have no further force and effect. In consideration of such termination, (i) Ecuador shall pay to Morteboy the Payment in cash and (ii) Rhapsody shall issue to Morteboy the Rhapsody Shares, of which Sixty-Four Thousand Nine Hundred Thirty-Five (64,935) shall be issued at Closing, and Five Thousand Two Hundred Sixty-Five (5,265) shall be Escrow Shares (as defined in Section 1.11 of the Merger Agreement). Notwithstanding the issuance of the Rhapsody Shares, Morteboy shall be entitled to his proportion share of the EBITDA Shares to be issued pursuant to Section 1.18 of the Merger Agreement.

2. Morteboy Acknowledgement. In consideration of the Payment and issuance of the Rhapsody Shares, Morteboy hereby acknowledges that (i) he is bound by the Merger Agreement, including the Escrow Agreement, and (ii) he shall not be entitled to participate in any cash distribution or tax-related distribution by the Company to its stockholders in connection with the Merger; provided, however, that Morteboy will be entitled to participate in payment of the EBITDA Shares pursuant to the Merger Agreement.

3. Representations and Warranties.

(a) Each of the parties hereto represents to the other parties hereto that it has the full power and authority to enter into, sign and deliver this Agreement and to perform all of the obligations set forth herein.

(b) Each of the parties hereto represents to the other parties hereto that this Agreement and all other documents, instruments and agreements executed by each of the parties hereto in connection herewith have been validly executed and delivered by such party and constitute such party’s valid and legally binding agreements, enforceable against such party in accordance with their terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors’ rights generally, or by general equitable principles.

4. Miscellaneous.

(a) Survival of Representations and Warranties. All representations, warranties and covenants under this Agreement shall survive the closing and delivery of this Agreement.

(b) Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(c) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the Parties. No representation, promise or inducement has been made by any Party that is not embodied in this Agreement or in the other documents and agreements delivered in accordance herewith, and no Party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement, to produce or account for more than one such counterpart.

(e) Further Assurances. The Parties agree that they will execute any additional documents which may be necessary to carry out the terms and intentions of the Parties.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above indicated.

THE COMPANY:	PRIMORIS CORPORATION

	By:	/s/ Brian Pratt
Brian Pratt, Chief Executive Officer

SUBSIDIARY:	ARB, INC.

	By:	/s/ Brian Pratt
Brian Pratt, President and CEO

ECUADOR:	ARB ECUADOR LTDA

	By:	/s/ Albert Morteboy
	Name:	Albert Morteboy
	Its:	General Manager

MORTEBOY:	/s/ Albert Morteboy
ALBERT MORTEBOY

RHAPSODY:	RHAPSODY ACQUISITION CORP., a Delaware corporation

	By:	/s/ Eric Rosenfeld
Eric Rosenfeld, Chairman, CEO and President